Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 259535 on Form S-8 of our report dated March 15, 2022, relating to the financial statements of Definitive Healthcare Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/Deloitte & Touche LLP

Boston, Massachusetts

March 15, 2022